ESCROW AGREEMENT

         Escrow Agreement entered into as of December 1, 1997 (the "Agreement") by and among The Vincam Group, Inc., a Florida corporation ("Acquiror"), Norwest Bank Colorado, N.A., as escrow agent (the "Indemnification Escrow Agent"), Michael J. Gatsas and Theodore L. Gatsas (Michael J. Gatsas and Theodore L. Gatsas are referred to individually in this Agreement as a "Shareholder" and collectively as the "Shareholders").


                                    RECITALS:

         1. Acquiror, Staffing Network, Inc., a New Hampshire corporation (the "Company"), and the Shareholders have entered into an Agreement and Plan of Merger dated as of October 24, 1997 (the "Merger Agreement").

         2. It is a condition of the Merger Agreement that the parties hereto enter into this Agreement.

         3. Unless otherwise specified herein, all capitalized terms shall have the meanings provided in the Merger Agreement, which meanings are hereby incorporated herein by reference.

         NOW,  THEREFORE,  in  consideration  of the  premises and of the mutual
provisions,   agreements  and  covenants   herein   contained,   Acquiror,   the
Shareholders and the Indemnification Escrow Agent agree as follows:


         Section 1. Delivery of Indemnification Escrow Shares to Indemnification Escrow Agent. Acquiror hereby delivers to the Indemnification Escrow Agent the Indemnification Escrow Shares, with stock powers related thereto duly endorsed in blank, and the Indemnification Escrow Agent hereby acknowledges receipt thereof. The Indemnification Escrow Shares shall be held by the Indemnification Escrow Agent pursuant to the terms of this Agreement to secure the performance of Shareholders' indemnification obligations hereunder but not as a limitation thereof.

         Section 2. Survival of Representations and Warranties. Notwithstanding any right of any party to the Merger Agreement to fully investigate the affairs of any other party to the Merger Agreement and notwithstanding any knowledge of facts determined or determinable by any party pursuant to such investigation or right of investigation, each party to the Merger
Agreement has the right to rely fully upon the representations and warranties of any other party to the Merger Agreement contained in the Merger Agreement or in any Schedule or Exhibit or any closing certificate furnished or to be furnished by any such other party pursuant to the Merger Agreement or in connection with the Merger. All representations and warranties of the Company, the Shareholders and the Acquiror contained in the Merger Agreement and in the Schedules and Exhibits thereto and in

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any closing  certificates  delivered in connection  therewith  shall survive the execution and delivery of the Merger Agreement and this Agreement and the Closing; provided, however, that notwithstanding the foregoing, all of the representations and warranties set forth in Articles IV, V, and VI of the Merger Agreement and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith, relating to matters that would be expected to be resolved by an audit conducted in accordance with generally accepted auditing standards shall survive the execution and delivery of this Agreement and the Merger Agreement and the Closing until the date of issuance of the report of Acquiror's independent public accountants with respect to the first audit of financial statements containing combined operations of Acquiror and the Company (the "Audit Date"), unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date; and provided further that all other representations and warranties set forth in
Articles  IV,  V,  and VI of the  Merger  Agreement,  and in the  Schedules  and
Exhibits thereto and in any closing certificate delivered in connection therewith, shall survive the execution and delivery of this Agreement and the Merger Agreement and the Closing until the first anniversary of the effective date and time (the "Effective Time") specified in the Articles of Merger filed
pursuant  to  Section  1.02  of  the  Merger  Agreement  (the   "Indemnification
Termination Date"), unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date. The Acquiror shall provide the Indemnification Escrow Agent with written notice specifying the effective date and time of the Merger as specified in the Articles of Merger filed pursuant to Section 1.02 of the Merger Agreement (the "Effective Time") as promptly as practicable after the filing of such Articles of Merger. The Acquiror shall also provide the Indemnification Escrow Agent with written notice specifying the Audit Date as promptly as practicable after the occurrence of such date. Nothing in this Agreement or the Merger Agreement shall be deemed to limit any right or remedy of any party at law or in equity or for criminal activity or fraud.

         Section 3.  Indemnification.

                  (a)  Subject  to the  survival  period  set forth in Section 2 above and the other provisions of this Agreement, Acquiror shall be indemnified and held harmless by the Shareholders from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses (collectively, "Adverse Consequences") suffered by Acquiror or any Subsidiary of Acquiror (including the Surviving Corporation and any of its Subsidiaries) resulting from any breach of any of the representations and warranties of the Company and the Shareholders set forth in Article IV of the Merger Agreement, and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith or resulting from any failure by the Company or the Shareholders to perform any covenant contained therein, which has not been waived in writing by Acquiror on or prior to the Closing.


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                  (b)  Subject  to the  survival  period  set forth in Section 2 above and the other provisions of this Agreement, Acquiror shall be indemnified and held harmless by the Shareholders pro rata in proportion to their ownership of the capital stock of the Company immediately prior to the Effective Time from and against all Adverse Consequences suffered by Acquiror or any Subsidiary of Acquiror (including the Surviving Corporation and any of its Subsidiaries) resulting from any breach of any of the representations and warranties of the Shareholders set forth in Article V of the Merger Agreement, and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith or resulting from any failure by the Shareholders to perform any covenant contained therein, which has not been waived in writing by Acquiror on or prior to the Closing.

                  (c) Subject to the survival period set forth in Section 2 above and the other provisions of this Agreement, the Shareholders shall be indemnified and held harmless by Acquiror from and against all Adverse Consequences suffered by the Shareholders resulting from any breach of any of the representations and warranties of the Acquiror set forth in Article VI of the Merger Agreement, and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith or resulting from any failure by the Acquiror to perform any covenant contained therein, which has not been waived in writing by the Shareholders on or prior to the Closing.

                  (d) Acquiror shall be indemnified and held harmless by the Shareholders from and against all Adverse Consequences suffered by Acquiror or any Subsidiary of Acquiror (including the Surviving Corporation and any of its Subsidiaries) arising out of (i) Jody Swable v. Wellco and Staffing Network, Inc., pending in the State of New York Supreme Court for Genesee County, (ii) Alexander McKenzie v. Bellemore Heating Oil, Inc, and Staffing Network, Inc., and (iii) the ongoing Internal Revenue Service audit of the Company and certain of its clients regarding the proper reporting of non-cash fringe benefits for certain of the Company's worksite employees. Notwithstanding anything in this Agreement to the contrary, the indemnification obligations of the Shareholders provided by this Section 3(d) shall survive until the 30th day following the resolution or termination of any audit, action, complaint or investigation with respect thereto, unless a notice of claim for indemnification with respect to such matter shall have been given prior to the later of such dates.

                  (e) The aggregate liability of the Shareholders hereunder shall in no event exceed an amount equal to 600,000 times the Market Value (as defined below) on the Closing Date of Acquiror Common Stock. For purposes of this Agreement, "Market Value" on a specified date means the average closing price, as reported on the Nasdaq National Market, of a share of Acquiror Common Stock for the ten (10) days on which Acquiror Common Stock has traded immediately preceding such date. The liability of the Acquiror hereunder shall in no event exceed an amount equal to 1,200,000 times the Market Value on the Closing Date of Acquiror Common Stock.



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                  (f)  Of the  Indemnification  Escrow  Shares,  not  more  than
101,571 Indemnification Escrow Shares shall be available to indemnify Acquiror pursuant to Sections 3(a) and 3(b) above and not more than 7,500,7,500, and 3,429 Indemnification Escrow Shares shall be available to indemnify Acquiror pursuant to Sections 3(d)(i), (ii) and (iii) hereof, respectively.

                  (g) No party shall have any liability for indemnification pursuant to this Agreement until the cumulative and aggregate amount of all the Adverse Consequences suffered by the party making a claim for indemnification exceeds two hundred thousand dollars ($200,000) (the "Indemnification Threshold"), and then only for the amount by which such Adverse Consequences exceed the Indemnification Threshold.

         Section 4. Distributions and Claims.

                  (a) Upon obtaining knowledge of any state of facts, claim or demand which has given rise to a claim for indemnification hereunder (referred to herein as an "Indemnification Claim"), the party seeking indemnification (the "Indemnified Party") shall give written notice of such state of facts, claim or demand, specifying, if applicable, the section of the Merger Agreement containing the representation and warranty giving rise to the claim or demand and in reasonable detail all other relevant facts pertaining to the Indemnification Claim ("Notice of Claim") to the party from whom indemnification is sought (the "Indemnifying Party") and to the Indemnification Escrow Agent. In the event that a Notice of Claim is given by Acquiror after the date all Indemnification Escrow Shares have been delivered to Acquiror in satisfaction of other Indemnification Claims, such Notice of Claim shall be delivered only to the Shareholders. No party shall be entitled to give a Notice of Claim after the Indemnification Termination Date or the Audit Date, as the case may be, except with respect to (i) any matter which was the subject of a Notice of Claim given prior to such date or (ii) a claim by Acquiror pursuant to Section 3(d), and then only within the time period specified in such Section 3(d). The Notice of Claim shall set forth the amount of the Adverse Consequences suffered, or the Indemnified Party's good faith, non-binding estimate of the Adverse Consequences which may be suffered, by the Indemnified Party and in the case of a Notice of Claim delivered by the Acquiror after the date all Indemnification Escrow Shares have been delivered to the Acquiror in satisfaction of other Indemnification Claims, the amount to be paid by the Shareholders. Subject to the applicable survival periods set forth in Section 2 hereof, no failure or delay by the Indemnified Party in the giving of a Notice of Claim shall reduce or otherwise affect the Indemnified Party's right to indemnification hereunder except to the extent that the Indemnifying Party has been prejudiced thereby. The date of a Notice of Claim shall be deemed to be:

         (x) the fourth business day after the date of the postmark on the registered or certified mail (postage prepaid, return receipt requested) containing the Notice of Claim;


         (y) if the Notice of Claim is personally delivered, the date of such personal delivery;

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         (z) if the  Notice  of Claim is sent by  overnight  courier,  the first business day following the deposit of such Notice of Claim with such courier.


         (b)(i) (A) Upon receipt at any time prior to the Indemnification Termination Date or the
                    Audit Date, as the case may be, of a Notice of Claim, the Indemnification Escrow Agent shall, subject to the provisions of Section 4(b)(i)(B) hereof, deliver to Acquiror as promptly as practicable after expiration of the twenty-day notice period set forth in Section 4(b)(i)(B), Indemnification Escrow Shares having an aggregate Market Value (as of the date of the Notice of Claim) equal to the amount set forth in the Notice of Claim (rounded up to the next number of whole shares).

         (B) The Shareholders shall have twenty (20) business days from the date of a Notice of Claim within which to object, by written notice of objection given to Acquiror and the Indemnification Escrow Agent, to any Indemnification Claim (a "Challenged Claim"). If notice of objection to any such claim is not so timely provided by the
         Shareholders, the validity and stated amount of the claim will be deemed to have been accepted (such claims being referred to herein as "Accepted Claims"). In the case of Accepted Claims, the Shareholders shall have twenty (20) days from the date of a Notice of Claim to elect in writing to satisfy such claim in cash rather than Indemnification Escrow Shares. Such written notice shall be given to the Indemnification Escrow Agent and the Acquiror prior to the expiration of such twenty-day period and payment of the Indemnification Claim shall be made in immediately available funds within five (5) business days of the delivery of such notice in the case of an Accepted Claim. The parties shall submit the matter of a Challenged Claim to arbitration in accordance with Section 8 hereof and the Shareholders shall indemnify Acquiror in accordance with the award resulting from such arbitration, and Acquiror and the Shareholders shall instruct the Indemnification Escrow Agent to distribute Indemnification Escrow Shares in accordance with such award. The Market Value of the Indemnification Escrow Shares payable to Acquiror as a result of such award shall be determined as of the date of such award. In the case of a Challenged Claim, the Shareholders shall have twenty (20) days from the date of the arbitration award to elect in writing to satisfy such claim in cash rather than Indemnification Escrow Shares. Such written notice shall be delivered to the Indemnification Escrow Agent and the Acquiror prior to the expiration of such twenty-day period and payment of the Indemnification Claim shall be made in immediately available funds within five (5) business days of the delivery of such notice. Notwithstanding anything contained herein to the contrary, if a Notice of Claim sets forth a claim or demand asserted by a third party (a "Third Party Claim"), only the provisions of Section 4(d) shall apply to such Third Party Claim.

         (C) The Indemnification Escrow Agent shall retain in escrow after the Indemnification Termination Date (x) the number of Indemnification Escrow Shares allocated pursuant to Section 3(f) above to the matters described in Section 3(d) ("Section 3(d) Matters") (less any such shares previously distributed to Acquiror or Shareholders in respect of Section

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         3(d)  Matters) and (y) the number of any other  Indemnification  Escrow
         Shares (rounded up to the nearest whole share) having an aggregate Market Value (as of the Indemnification Termination Date) equal to the aggregate dollar amount of the estimated Adverse Consequences related
         to  all   Challenged   Claims   and   pending   or  threatened
         Indemnification Claims which have not been finally determined ("Pending Claims"). The "dollar amount" of any Pending Claim shall be calculated by Acquiror, using its reasonable discretion, assuming the maximum possible Adverse Consequences; provided, however, that as to a Pending Claim in respect of a third party action for which legal action has not been taken against Acquiror or the Surviving Corporation within two years following the Notice of Claim (the "Period"), the dollar amount of such Pending Claim shall be as agreed upon by Acquiror and the Shareholders, and if they cannot agree within 90 days of the end of the Period, then such dollar amount shall be determined by arbitration in accordance with Section 8 herein.

         (D) Notwithstanding the Shareholders' continued indemnification obligation pursuant to Section 3(d) hereof, on the Indemnification Termination Date, the Indemnification Escrow Agent shall deliver to the Shareholders the balance of the Indemnification Escrow Shares not delivered to Acquiror or retained in escrow pursuant to Section 4(b)(i)(C), with each Shareholder receiving an equal number of such Indemnification Escrow Shares.

         (E) In the event that the Market Value of the Indemnification Escrow Shares determined in accordance herewith is ultimately insufficient to indemnify Acquiror for all Adverse Consequences suffered thereby in connection with any Indemnification Claim as to which Acquiror is entitled to indemnification hereunder, the Shareholders shall pay any such insufficiency, such payment to be made in immediately available funds within 15 days after (x) the date written demand therefor is received by the Shareholders in the case of an Accepted Claim or (y)
         the date upon which such Indemnification Claim is resolved by arbitration in accordance with this Agreement the agreement of Acquiror and the Shareholders or otherwise.

         (ii) (A) Upon receipt at any time prior to the Indemnification Termination Date, or the Audit Date, as the case may be, of a Notice of Claim made pursuant to Section 3(c) hereof, Acquiror shall, subject to the provisions of Section 4(b)(ii)(B) hereof, deliver to the Shareholders within five (5) business days of the expiration of the twenty-day notice period set forth in Section 4(b)(ii)(B) cash equal to the amount set forth in the Notice of Claim.


         (B) Acquiror shall have twenty (20) business days from the date of a Notice of Claim within which to object, by written notice to the Shareholders, to any Indemnification Claim (an "Acquiror Challenged Claim"). If notice of objection to any such claim is not provided by Acquiror to Shareholders, the validity and stated amount of the claim will be deemed to have been accepted. The parties shall submit the matter of an Acquiror

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         Challenged  Claim to arbitration  in accordance  with Section 8 hereof.
         Notwithstanding anything contained herein to the contrary, if a Notice of Claim sets forth a Third Party Claim, only the provisions of Section 4(d) shall apply to such Third Party Claim.

         (C) Upon the termination of the Shareholders' indemnification obligations as to the Section 3(d) Matters, the Indemnification Escrow Shares allocated to the Section 3(d) Matters pursuant to Section 3(f) above shall be distributed to the Shareholders, to the extent not distributed to Acquiror in fulfillment of such obligations of the Shareholders. Other Indemnification Escrow Shares that are not distributed to the Shareholders on the Indemnification Termination Date because they have been retained pursuant to Section 4(b)(i)(C) shall be distributed (as appropriate) as promptly as practicable after disposition of all Challenged Claims and Pending Claims.

         (d) (i) In the event of a Third Party Claim, any Indemnifying Party will have the right to control the defense of the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the date of the Notice of Claim concerning the commencement or assertion of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief which in the good faith judgment of the Indemnified Party is not adverse to the continuing business interests of the Indemnified Party, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedent adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently as reasonably determined in good faith by the Indemnified Party.
         (ii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 4(d)(i) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless the Indemnified Party is granted a full and unconditional release by such third party.

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         (iii) In the event any of the  conditions  in Section  4(d)(i) above is not satisfied or ceases to be satisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 4. In the event that the conditions in Section 4(d)(i)(C) or (D) are not satisfied but money damages are involved, the Indemnifying Party may participate in the defense of such Third Party Claim at its sole expense and the Indemnified Party hereby agrees to consult with the Indemnifying Party as to any settlement of such Third Party Claim; provided, however, that the foregoing shall not limit the Indemnified Party's right to consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim in any manner as it may deem appropriate.

         (iv) Within 10 days of the date a court of competent jurisdiction or arbitrator shall determine that the Indemnified Party is liable for all or a portion of the monetary liability arising out of any Third Party Claim or a settlement is reached, the Indemnifying Party shall be obligated to deliver to the Indemnified Party cash or, if the Indemnified Party is Acquiror and there are sufficient Indemnification Escrow Shares, shares of Acquiror Common Stock having a Market Value, calculated as of the date of such determination, equal to such liability or settlement. The parties shall submit disputes regarding any payments due under this Section 4(d)(iv) to arbitration in accordance with Section 8.

         (v) The Indemnifying Party and the Indemnified Party shall cooperate in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.


         Section 5. Voting Rights and Distributions.

                  (a) The Indemnification Escrow Shares, unless and until delivered to Acquiror pursuant to this Agreement, shall be registered in the name of the Shareholders, who shall be entitled to vote the Indemnification Escrow Shares. All cash dividends or distributions of assets declared by Acquiror with respect to its Common Stock prior to the Indemnification Termination Date, shall be paid directly to the Shareholders as if they had received all of the shares of Acquiror Common Stock deliverable to him at the Effective Time of the Merger and no shares had

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been placed into escrow  under this  Agreement  (subject to reduction to reflect the delivery of Indemnification Escrow Shares to Acquiror under this Agreement).

                  (b)  All  shares  of  Acquiror   Common   Stock   relating  to
Indemnification Escrow Shares still held by the Indemnification Escrow Agent under this Agreement and resulting from conversion, stock dividend, stock split, reclassification, recapitalization or corporate reorganization of Acquiror, shall be delivered to the Indemnification Escrow Agent when deliverable to holders of other outstanding shares of Acquiror Common Stock, shall be credited to the account of the Shareholders and shall constitute additional Indemnification Escrow Shares.


         Section 6. Interest in Indemnification Escrow Shares. The interest of the Shareholders in the Indemnification Escrow Shares (until released to them hereunder) is nonassignable and shall be transferable only by operation of law.

         Section 7. Provisions Concerning the Indemnification Escrow Agent.

                  (a) The Indemnification Escrow Agent shall be entitled to the compensation described on Exhibit A hereto for services rendered hereunder and to the reimbursement of reasonable out-of-pocket expenses incurred by it in the performance of its obligations hereunder. The Indemnification Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem necessary to properly advise it in connection with its obligations hereunder, and may rely on the advice of such counsel, and may pay them reasonable compensation therefor. The Acquiror shall bear 100% of all such compensation and expenses. The Indemnification Escrow Agent has the right, regardless of any Notice of Claim or objection thereto it may receive, or any other instrument it may receive, to hold the Indemnification Escrow Shares deliverable to the Acquiror hereunder until all expenses, compensation, and charges as described in this Agreement are fully paid.


                  (b) The Indemnification Escrow Agent shall not be liable for any diminution of value of the Indemnification Escrow Shares. The Indemnification Escrow Agent shall have no authority to sell or otherwise dispose of or encumber the Indemnification Escrow Shares except as provided herein.

                  (c) Notwithstanding any other provisions herein contained, the Indemnification Escrow Agent may at all times act upon and in accordance with the joint written instructions of Acquiror and the Shareholders. The Indemnification Escrow Agent shall not be liable for any act done or omitted by it in accordance with such instructions or pursuant to the advice of counsel of its selection.

                  (d)      The duties and responsibilities of the
Indemnification Escrow Agent shall be limited to those expressly set forth in this Agreement and instructions given to the

Indemnification Escrow Agent pursuant to this Agreement, and the Indemnification Escrow Agent shall not be subject to, nor obligated to recognize, any other agreement between any or all of the parties hereto even though reference thereto may be made herein; provided, however, this Agreement may be amended pursuant to
Section 16 hereof. The Indemnification Escrow Agent shall advise Acquiror and the Shareholders from time to time, upon request as to (i) the number of Indemnification Escrow Shares represented by certificates held by the Indemnification Escrow Agent, and (ii) the number of Indemnification Escrow Shares distributed by the Indemnification Escrow Agent to the Acquiror.

                  (e) The Indemnification Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement of this Agreement, and the Indemnification Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.

                  (f) The Indemnification Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for in this Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Indemnification Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Indemnification Escrow Agent is advised by legal counsel of its own choosing is binding upon it; and if the Indemnification Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  (g) The Indemnification Escrow Agent may resign by giving thirty (30) days' advance written notice to Acquiror and the Shareholders and thereafter shall deliver the Indemnification Escrow Shares to such substitute escrow agent as Acquiror and the Shareholders shall jointly direct in writing. If such direction to deliver to a substitute escrow agent is not received by the Indemnification Escrow Agent within thirty (30) days after mailing such notice of resignation, it is unconditionally and irrevocably authorized, directed and empowered to deliver all items held by it to any other bank or trust company in the City of Miami, Florida with capital and surplus of at least $500,000,000 which is selected by the Indemnification Escrow Agent; such bank or trust company then shall hold the same as the Indemnification Escrow Agent, subject to the provisions hereof. Any fee of any such substitute shall be borne equally by Acquiror and Shareholders.

                  (h) In consideration of its acceptance of the appointment as the Indemnification Escrow Agent, the Acquiror and the Shareholders severally agree to indemnify and hold the Indemnification Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof (except as such liability may arise out of or be barred upon the negligence or willful misconduct of the Indemnification Escrow Agent), and to reimburse the Indemnification Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto.

         Section 8. Arbitration. Any dispute arising hereunder, including any dispute as to the enforceability or applicability of this arbitration provision, shall be submitted to final and binding arbitration under the Federal Arbitration Act and the auspices of the American Arbitration Association within ten (10) business days of the date that a notice of objection is delivered to the Indemnification Escrow Agent. Such arbitration shall be conducted in Miami, Florida applying the governing law set forth in Section 17 hereof and in accordance with the Commercial Arbitration Rules of the American Arbitration Association using the Florida Rules of Civil Procedure and the Florida Rules of Evidence. The arbitrators shall consist of a panel of three (3) arbitrators (the "Arbitrators"), one of whom shall be selected by the Shareholders within three business days of the date that a notice of objection is delivered to the Indemnification Escrow Agent, one of whom shall be selected by Acquiror within such three business day period, and one of whom shall be selected by the other two arbitrators within two business days of the appointment of the last arbitrator selected. The third arbitrator so selected shall act as chairman. If the two appointed arbitrators shall fail to select a third arbitrator within such two business day period, the parties shall mutually select the third arbitrator. If the parties are unable to agree within two business days thereafter as to the third arbitrator, then either party may request the American Arbitration Association to select the third arbitrator. The arbitrators shall meet the qualifications and abide by the Code of Ethics for arbitrators in commercial disputes of the American Arbitration Association. All costs and expenses of the arbitration, including actual attorneys' fees and disbursements, shall be allocated among the parties according to the Arbitrators' discretion. The Arbitrators' award resulting therefrom may be confirmed and entered as a final judgment in any court of competent jurisdiction and enforced accordingly. Each party hereto agrees to use its respective best efforts to conduct and conclude the arbitration of any dispute under this Agreement as quickly as possible.

         Section 9. Interpleader. If the parties to this Escrow Agreement disagree about the interpretation of this Escrow Agreement or about the rights and obligations of the Indemnification Escrow Agent or the propriety of any action contemplated by the Indemnification Escrow Agent, the Indemnification Escrow Agent may, but shall not be required to, (i) submit an action of interpleader to final and binding arbitration pursuant to Section 8 by delivering a written demand for arbitration to the other parties hereto in the manner described in Section 10 and (ii) transfer the Indemnification Escrow Shares to the arbitrators to resolve the disagreement. If the Indemnification Escrow Agent transfers the Indemnification Escrow Shares to the arbitrators and submits to the arbitrators an action of interpleader, the Indemnification Escrow Agent shall be released and relieved from all further obligation and liability hereunder.

         Section 10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given if delivered in person, by cable, telegram or telex (and shall be deemed to have been duly given on the date of delivery if so given), or by registered or certified mail (postage prepaid return receipt requested) (and shall be deemed to have been duly given in accordance with the provisions of Section 4 hereof) to the respective parties as follows:

         If to Acquiror:              The Vincam Group, Inc.
                                      2850 Douglas Road
                                      Coral Gables, FL 22134
                                      Telecopier No.: (305) 460-2396
                                      Attention:  General Counsel


         With a copy to:              Steel Hector & Davis LLP
                                      200 South Biscayne Boulevard, 40th Floor
                                      Miami, Florida 33131-2398
                                      Telecopier No.: (305) 577-7001
                                      Attention: Ira N. Rosner, P.A.

         If to Michael J. Gatsas:     477 Kearney Circle
                                      Manchester, NH 03104

         If to Theodore L. Gatsas:    105 Birchwood Road
                                      Manchester, NH 03104

         With a copy to:              Hutchins, Wheeler & Dittmar
                                      101 Federal Street Boston, MA 02110
                                      Telecopier No.: (617) 951-1295
                                      Attention: James Westra, Esq.

         If to the Indemnification
         Escrow Agent:                Norwest Bank Colorado, N.A.
                                      Corporate Trust and Escrow Services
                                      2nd Floor, Bank Building
                                      1740 Broadway
                                      Denver, CO 80274-8693
                                      Attention:  Amy E. Buck, Vice President
         or to such other address as any party may have furnished to others in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

         Section 11. Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

         Section 12. Entire Agreement: Assignment. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. The parties hereto acknowledge and agree that the Indemnification Escrow Agent is not a party to, or bound by, the Merger Agreement. The Indemnification Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of such agreement between the parties. This Agreement may not be assigned without the prior written consent of the nonassigning party (other than the Indemnification Escrow Agent). The assigning party shall promptly notify the Indemnification Escrow Agent in writing of any such assignment.

         Section 13. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect, provided that enforcement of such other provisions in the absence of the invalid or unenforceable provisions does not deprive either the Company or Acquiror of the benefit of the bargain.

         Section 15. Signatures; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and same Agreement. The parties hereto hereby acknowledge and agree that facsimile signatures of this Agreement shall have the same force and effect as original signatures.

         Section 16. Modification. The Indemnification Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by the Acquiror and the Shareholders. In no event, however, shall any modification of this Agreement, which shall affect the rights or duties of the Indemnification Escrow Agent, be binding on the Escrow Agent unless it shall have given its prior written consent.

         Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 18. Pooling of Interests. If any provision of this Agreement or the application of any such provision to any person or circumstance shall preclude the use of "pooling of interests" accounting treatment in connection with the Merger, then, at the Acquiror's sole option, such provision shall be of no force and effect to the extent, and solely to the extent, necessary to preserve such accounting treatment for the Merger, and in that event, the remainder of this Agreement shall not be affected, and in lieu of such provision there shall be added as part of this Agreement a provision as similar in terms as may be possible for the Merger to be treated as a "pooling of interests" for accounting purposes.


            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, Acquiror, the Shareholders and the Indemnification Escrow Agent have caused this Agreement to be signed by their respective officers thereunto duly authorized, and their respective seals to be affixed hereto, as of the date first written above.


                                     The Vincam Group, Inc.


                                     By:_____________________________
                                     Name:___________________________
                                     Title:____________________________
                                     I.R.S. Employer Identification No.
                                            59-2452823


                                     ----------------------------------
                                     Michael J. Gatas

                                     ----------------------------------
                                     Theodore L. Gatsas


                                     ----------------------------------
                                     As Indemnification Escrow Agent


                                     By:_____________________________
                                     Name:___________________________
                                     Title:____________________________

         IN WITNESS WHEREOF, Acquiror, the Shareholders and the Indemnification Escrow Agent have caused this Agreement to be signed by their respective officers thereunto duly authorized, and their respective seals to be affixed hereto, as of the date first written above.


                                        The Vincam Group, Inc.


                                        By:_____________________________
                                        Name:___________________________
                                        Title:____________________________
                                        I.R.S. Employer Identification No.
                                               59-2452823


                                      ----------------------------------
                                      Michael J. Gatas


                                      ----------------------------------
                                      Theodore L. Gatsas


                                      ----------------------------------
                                      As Indemnification Escrow Agent


                                      By:_____________________________
                                      Name:___________________________
                                      Title:____________________________

         IN WITNESS WHEREOF, Acquiror, the Shareholders and the Indemnification Escrow Agent have caused this Agreement to be signed by their respective officers thereunto duly authorized, and their respective seals to be affixed hereto, as of the date first written above.

                                        The Vincam Group, Inc.


                                         By:_____________________________
                                         Name:___________________________
                                         Title:____________________________
                                         I.R.S. Employer Identification No.
                                                59-2452823


                                       ----------------------------------
                                       Michael J. Gatsas


                                       ----------------------------------
                                       Theodore L. Gatsas


                                       ----------------------------------
                                       As Indemnification Escrow Agent


                                       By:_____________________________
                                       Name:___________________________
                                       Title:____________________________

                                                              Exhibit A
                              NORWEST BANK COLORADO

                       CORPORATE TRUST AND ESCROW SERVICES
                       THE VINCAM GROUP,/MICHAEL J. GATSAS
         AND THEODORE L. GATSAS                       ESCROW FEE SCHEDULE


         Inception Fee                       Extraordinary Services
         o         500
         Annual Administration Fee*          Additional reasonable compensation
                                             will be charged for extraordinary
         o        $2,500                     services based on our then current
                                             standard hourly charge.   Extra-
         Transaction Charges                 ordinary services include, but are
                                             not limited to, attending escrow
         Security Transactions               closings, processing assignments
                 $25,000                     of escrow interest, reviewing
         Wire Transfers                      and accepting modifications
                  $15.00                     amendments to the escrow agree-
         Receipts                            ment, and letter of credit draws.
                 $5.00
         Disbursements
                 $5.00                       Reimbursables

         Preparing Interest Allocations
                 $10.00/                     All out-of-pocket expenses in-
                 calculation                 curred in connection with the
                                             account, including travel,
         Preparing and Filing                postage, telephone charges,
          Taxpayer Reports                   insurance, photocopies, supplied,
          Each 1099       $10.00             and legal fees, with the exception
         Minimum Charge $100.00              of legal fees incurred at the In-
                                             ception of the account, will be
         Account Closing Fee                 billed to the customer at cost.
         Reasonable  Compensation based
          upon the services performed